Filed – Oklahoma Secretary of State 11/06/2007

File Number #1912135987

Document Number #8320280002

CERTIFICATE OF MERGER OR CONSOLIDATION

TO: OKLAHOMA SECRETARY OF STATE

2300 N Lincoln Blvd., Room 101, State Capitol Building

Oklahoma City, Oklahoma 73105-4897

(405) 521-3912

SPECIAL INSTRUCTIONS: Submit this form to file a merger or consolidation pursuant to the Oklahoma General Corporation Act. Please consult this Act carefully. Use this form ONLY when one or more corporations, incorporated under the laws of a jurisdiction other than Oklahoma merge with one or more Oklahoma corporations and the surviving or resulting corporation is an OKLAHOMA corporation.

FILING FEE: IF the authorized capital of the surviving or resulting corporation is increased to a figure greater than the combined authorized capital of all corporations involved plus $50,000.00, the filing fee shall be equal to one-tenth of one percent (1/10th of 1%) of such increase. IF the surviving corporation is a NOT FOR PROFIT corporation, the filing fee shall be $25.00.

A. The Agreement of Merger or Consolidation, ATTACHED HERETO, has been adopted, approved, certified, executed, and acknowledged by each of the constituent corporations in accordance with the laws under which it is formed, and, in the case of an Oklahoma corporation, in the same manner as is provided in Title 18, Section 1081.

OR

B. In lieu of filing an executed agreement of merger or consolidation, the surviving or resulting corporation hereby states and certifies as follows:

1. The name and state of incorporation of each of the constituent corporations are:

NAME OF CORPORATION	STATE OF INCORPORATION
Powder River Basin Gas Corp.	Colorado
Powder River Petroleum International, Inc.	Oklahoma

2. An agreement of merger or consolidation (circle one) has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section of the Oklahoma General Corporation Act. In the case of each foreign corporation, the agreement shall be adopted, approved, executed and acknowledged in accordance with the laws under which it is organized.

3. The name of the surviving or resulting corporation is:

Powder River Petroleum International, Inc.

4. Check the statement applicable to the merger or consolidation:

[X] No amendments or changes are desired so that the certificate of incorporation of the surviving corporation shall be its certificate of incorporation.

[  ] Any amendments or changes in the certificate of incorporation of the surviving corporation as are desired to be effected by the terms of the merger are set out in an attachment hereto.

[  ] The certificate of incorporation of the corporation resulting from the consolidation is set forth in an attachment hereto.

5. The executed agreement of merger or consolidation is on file at the principal place of business of the surviving corporation at the following address:

4444 East 66th Street, Suite 201	Tulsa	OK	74136-4206
STREET ADDRESS	CITY	STATE	ZIP CODE

6. A copy of the agreement of merger or consolidation will be furnished by the surviving corporation, on request and without cost, to any shareholder of any constituent corporation.

7. The authorized capital stock of each constituent corporation which is not a corporation of this state:

NAME OF CORPORATION	NO. OF SHARES AUTHORIZED	PAR VALUE PER SHARE
Powder River Basin Gas Corp.	200,000,000 shares, Common Stock	$0.001
	10,000,000 shares, Preferred Stock	$0.001

IN WITNESS WHEREOF, the surviving or resulting corporation has caused this certificate of merger or consolidation to be executed by its President or Vice President and attested by its Secretary or Assistant Secretary this 31st day of October, 2001.

Powder River Petroleum International, Inc.

By its President /s/Brian Fox

Brian Fox

ATTEST:

By its Secretary /s/Brian Fox

Brian Fox

20071511603 C

$300.00

Secretary of State

11-06-2007

11:19:20

Statement of Merger

(Surviving Entity is a Foreign Entity)

filed pursuant to 7-90-203.7and 7-90-204.5of the Colorado Revised Statutes (C.R.S.)

1. For each merging entity, its ID number (if applicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and principal address are:

ID Number	19991161284
Entity name or true name	Powder River Basin Gas Corp.
Form of entity	Corporation
Jurisdiction	Colorado
Street address	Suite 202 1212 31st Avenue NE, Calgary, Alberta, Canada

2.

For the surviving entity which is a foreign entity, its entity ID number (if applicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and principal address are

ID Number
Entity name or true name	Powder River Petroleum International, Inc.
Form of entity	Corporation
Jurisdiction	Oklahoma
Street address	4444 East 66th Street, Suite 201,Tulsa, OK 74136-4206

3. Each merging entity has been merged into the surviving foreign entity.

4. n/a

5. The surviving foreign entity does not maintain a registered agent in this state and service of process may be addressed to the entity and mailed to the address pursuant to section 7-90-704(2) C.R.S.

6.  n/a

7.  n/a

8. The true name and mailing address of the individual causing this document to be delivered for filing are:

Slicker, Frederick K.

4444 East 66th Street, Suite 201

Tulsa, OK 74136-4206

Filed – Oklahoma Secretary of State

File Number #1912135987

Document Number #7601000002

AMENDED

CERTIFICATE OF INCORPORATION

(Before Receipt of Payment for Stock)

TO:

OKLAHOMA SECRETARY OF STATE

2300 North Lincoln Boulevard

Room 101, State Capitol Building

Oklahoma City, OK 74105-4897

The undersigned Oklahoma corporation, for the purposes of amending its Certificate of Incorporation before payment is made for the issuance of any capital stock, as provided by Section 1076 of the Oklahoma General Corporation Act, hereby certifies:

1.

A.

The name of the Corporation is POWDER RIVER PETROLEUM INTERNATIONAL, INC.

B.

NO change, as amended.

2.

The name of the registered agent and street address of the registered office in the State of Oklahoma is: FREDERICK K. SLICKER, 4444 East 66th Suite 201, Tulsa, OK 74136-4206.   There is no change in the registered office or agent.

3.

The duration of the Corporation is perpetual.  There is no change in the duration.

4.

The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

Number of Shares

Series

Par Value per Share

Common

200,000,000

None

$0.001

Preferred

  10,000,000

None

$0.001

5.

Set forth clearly any and all amendments to the Certificate of Incorporation which are desired to be made:

Reduce the number of authorized common shares from 500,000,000 shares to 200,000,000 shares.  No change in par value of any shares is made. No other change in the Certificate of Incorporation is made.

6.

IT IS FURTHER CERTIFIED that this Corporation has not received any payment for any of its stock.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by its duly authorized Incorporator, this 3rd day of July, 2007.

/s/Brian Fox

BRIAN FOX, SOLE DIRECTOR

CORPORATE ACKNOWLEDGMENT

BEFORE ME, the undersigned, a Notary Public, on this 10th day of July, 2007, personally appeared Brian Fox,  known by me to be the Sole Director of POWDER RIVER PETROLEUM INTERNATIONAL, INC.,  and who, after having been duly sworn, acknowledged to me that each and every statement set forth in the foregoing instrument is true and correct in all respects to his best knowledge and belief and that he executed the same for and on behalf of the said corporation with full power and authority as the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I hereunto set my official signature and affixed my notarial seal the day and year last above written.

/s/Frederick K. Slicker

Notary Public in and for Tulsa County, OK

My Commission expires: 1/23/08

My Commission number is : 04000663

       [SEAL]

FILED – Oklahoma Secretary of State

File Number #1912135987

Document #6870970002

3/26/2007

CERTIFICATE OF INCORPORATION

OF

POWDER RIVER PETROLEUM INTERNATIONAL, INC.

ARTICLE I

NAME

The name of the Corporation is POWDER RIVER PETROLEUM INTERNATIONAL, INC.

ARTICLE II

REGISTERED OFFICE AND AGENT

The registered office of the Corporation in the State of Oklahoma is located at 4444 East 66th Suite 201, Tulsa, OK 74136-4206. The Corporation=s registered agent at that office is FREDERICK K. SLICKER.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act.

ARTICLE IV

CAPITALIZATION

The total number of shares which this Corporation is authorized to issue is 500,000,000 shares of Common Stock, par value $0.001 per share and 10,000,000 shares of Preferred Stock, par value $0.001 per share.

The Preferred Stock may be issued in one or more series.  The Board of Directors is hereby expressly authorized to issue shares of Preferred Stock in such series and to fix from time to time before issuance thereof the number of shares to be included in any series and the designation, relative rights, powers, preferences, restrictions and limitations of all shares of such series.  The authority of the Board of Directors with respect to each series shall include, without limitation, the determination of any or all of the following, and the shares of each series may vary from the shares of any other series in the following respects:

(a)

The number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series; and

(b)

The annual dividend rate on the shares of that series, if any, and whether such dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate; and

(c)

The voting rights, if any, in addition to the voting rights prescribed by law and the terms of exercise of such voting rights; and

(d)

The right, if any, of shares of such series to be converted into shares of any other series or class and the terms and conditions of such conversion; and

(e)

The redemption price for the shares in each particular series, if redeemable, and the terms and conditions of such redemption; and

(f)

The preference, if any, of shares of such series in the event of any liquidation, dissolution or winding up on the Corporation; and

(g)

Any other relative rights, preferences, limitations and restrictions applicable to that series.

The Board of Directors shall have the power and authority to issue without shareholder approval debentures and other securities convertible into, or warrants and options to subscribe for and purchase, authorized shares of Common Stock of the Corporation or Preferred Stock of the Corporation, upon such terms and conditions as shall be determined by action of the Board of Directors.

ARTICLE V

NO CUMULATIVE VOTING

The holders of record of the Common Stock shall have one vote for each share held of record. Cumulative voting for the election of directors or otherwise is not permitted.

ARTICLE VI

NO PREEMPTIVE RIGHTS

No holder of record of Common Stock shall have a preemptive right or be entitled as a matter of right to subscribe for and purchase any: (1) shares of capital stock of the Corporation of any class whatsoever; (2) warrants, options or rights of the Corporation; or (3) securities convertible into, or carry warrants, options, or rights to subscribe for and purchase, capital stock of the Corporation of any class whatsoever, whether nor or hereafter authorized.

ARTICLE VII

BOARD OF DIRECTORS

The Board of Directors shall consist of from one (1) to five (5) directors who shall serve as directors until the next annual meeting of shareholders or until their respective successor is duly elected and qualified.  Within this range, the number of directors from time to time shall be determined by action of the Board of Directors and may be changed from time to time in accordance with the Bylaws of the Corporation then in effect.  Election of directors need not be by written ballot.

ARTICLE VIII

AMENDMENT OF BYLAWS

The Board of Directors of the Corporation, without the action of the shareholders,  is expressly authorized and empowered to make, alter, amend or repeal the Bylaws of the Corporation and to adopt new Bylaws.

ARTICLE IX

POSSIBLE CONFLICT OF INTEREST

No agreement or transaction involving the Corporation or any other corporation, partnership, limited liability company, trust, association or other entity in which the Corporation owns an interest or in which a director or officer of the Corporation has a financial interest shall be void or voidable solely for this reason or solely because any such director or officer is present at or participates in the approval of such agreement or transaction.

ARTICLE X

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

To the full extent not prohibited by the law as in effect from time to time, the Corporation shall advance expenses for attorneys= fees, attorneys= expenses and other reasonable costs and expenses to, and shall indemnify, any person (and the heirs, executors and representatives of such person) who is or was a director, officer, employee or agent of the Corporation, or who, at the request of the Corporation, is or was a director, officer, employee, member, agent, partner or trustee of any other corporation, limited liability company, partnership or other entity in which the Corporation owns an interest, against any and all liabilities and reasonable expenses incurred by such person in connection with or resulting from any claim, action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether civil, criminal, administrative or investigative in nature, and in connection with an appeal relating thereto, in which such person is a party or is threatened to be made a party by reason of serving or having served in any such capacity.

ARTICLE XI

NO DIRECTOR LIABILITY IN CERTAIN CASES

To the full extent permitted by law as in effect from time to time, there shall be no cause of action for, and no director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of any fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director for: (1) any breach of the director=s duly of loyalty to the Corporation or its shareholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of applicable law, rule or regulation; (3) unlawful payment of dividends or unlawful stock redemptions; or (4) any other transaction from which the director derived an improper personal benefit.

ARTICLE XII

CERTAIN COMPROMISES

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this Corporation or of any creditor or shareholder thereof, or on the application of any receiver appointed for this Corporation under the provisions of Section 1106 of Title 18 of the Oklahoma Statutes as in effect from time to time or on the application of trustees in dissolution or of any receiver appointed for this Corporation under the provisions of Section 1100 of Title 18 of the Oklahoma Statutes as in effect from time to time, may order a meeting of the creditors or class of creditors appointed for this Corporation, and/or meeting of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the court  directs.  If a majority in number representing three-fourths (3/4ths) in value of the creditors or class of creditors and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to such compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders of this Corporation, as the case may be, and also on this Corporation.

INCORPORATOR

The incorporator of the Corporation is Frederick K. Slicker. The address of the incorporator is 4444 East 66th Street, Suite 201, Tulsa, OK 74136-4206.  The rights, powers, privileges, duties and obligations of the incorporator shall cease immediately upon the effective date of the election of the initial Board of Directors, which for all purposes be immediately upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Oklahoma.

SIGNATURE

For the purpose of forming a corporation under the Oklahoma General Corporation Act, the undersigned incorporator affirms, declares, certifies and acknowledges that the foregoing Certificate of Incorporation is my free and voluntary act and deed and that the facts stated therein are true and correct to my best knowledge and belief as of March 23, 2007.

/s/Frederick K. Slicker

FREDERICK K. SLICKER, Incorporator

Articles of Amendment

Filed pursuant to Sections 7-90-301, et seq. and 7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number 1161284

Entity name Powder River Basin Gas Corp.

20041333963 C

$ 25.00

Secretary of State

09-24-2004 09:29:15

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF POWDER RIVER BASIN GAS CORP. DATED SEPTEMBER 21, 2004

The following amendment is made to the Amenhded and Restated Articles of Incorporation of POWDER RIVER BASIN GAS CORP.:

Article V, Section 1 is deleted and substituted therefor in its entirety is the following:

“Article V. Section 1. Authorized Capital. The total number of shares of all classes of shares which the Corporation shall have the authority to issue is 210,000,000, of which 10,000,000 shares shall be Preferred Shares, each share of which having a par value of $0.001, and 200,000,000 shares shall be Common Stock, each share of which having a par value of $0.001, and the designations, preferences, limitations and relative rights of the shares of each class are set forth in Section 2.”

Powder River Basin Gas Corp.

By /s/Brian D. Fox

Brian D. Fox, President

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                         CELEBRITY SPORTS NETWORK, INC.

     Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned Corporation adopts the following Amended and Restated Articles of

Incorporation. These articles correctly set forth the provisions of the Articles of Incorporation, as amended, and supersede the original Articles of

Incorporation and all amendments thereto.

     ARTICLE I. Name. The Name of the Corporation is CELEBRITY SPORTS NETWORK,

INC.

     ARTICLE II. Duration. The Corporation shall have perpetual duration.

     ARTICLE III. Principal Office. The principal office of the Corporation in the State of Colorado shall be located at 1869 West Littleton Boulevard,

Littleton, Colorado 80120, and after that at such location as the Board of

Directors may determine.

     ARTICLE IV. Purposes. The nature of the business of the Corporation and the objects, purposes and business thereof proposed to be transacted, promoted or carried on are to engage in any lawful act or activity for which corporations may be organized under the Colorado Business Corporation Act.

     ARTICLE V. Capital Structure.

     Section 1. Authorized Capital. The total number of shares of all classes which the Corporation shall have authority to issue is 60,000,000 of which

10,000,000 shall be Preferred Shares, $.001 par value per share and 50,000,000 of which shall be Common Stock, $.001 par value per share, and the designations,

preferences, limitations and relative rights of the shares of each class are as follows:

     Section 2. Preferred Shares. The Corporation, by resolution of its Board of

Directors, may divide and issue the Preferred Shares in series. Preferred Shares of each series when issued shall be designated to distinguish them from the shares of all other series. The Board of Directors is hereby expressly vested with authority to divide the class of Preferred Shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by these Restated and Amended

Articles of Incorporation and the Colorado Business Corporation Act in respect to the following:

          A. The number of shares to constitute such series, and the distinctive designations thereof;

          B. The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

          C. Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

          D. The amount payable upon shares in event of involuntary liquidation;

          E. The amount payable upon shares in event of voluntary liquidation;

          F. Sinking fund or other provisions, if any, for the redemption or purchase of shares;

          G. The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

          H. Voting powers, if any; and

          I. Any other relative rights and preferences of shares of such series,

     including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

     Section 3. Common Shares.

          A. The rights of holders of Common Shares to receive dividends or share in the distribution of assets in the event of liquidation,

     dissolution or winding up of the affairs of the Corporation shall be subject to the preferences, limitations and relative rights of the

     Preferred Shares fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the Corporation providing for the issuance of one or more series of the Preferred Shares.

          B. The holders of the Common Shares shall be entitled to one vote for each Common Share held by them of record at the time for determining the holders thereof entitled to vote.

     ARTICLE VI. Board of Directors. The business and affairs of the Corporation shall be managed by the Board of Directors. The number of Directors constituting the Board of Directors shall be fixed in the manner provided in the Bylaws of the Corporation.

     In accordance with the Bylaws of the Corporation, the Board of Directors may thereupon be divided into classes, each class to be as nearly equal in number as possible, with the term of office of directors of the first class to expire at the first annual meeting of shareholders after their election, and the terms of the successive classes expiring at successive annual meetings of

                                       2

shareholders thereafter. At each annual meeting following such classification and division of the members of the Board of Directors, a number of directors equal to the number of directorships in the class whose term expires at the time of such meeting shall be elected to hold office for a term of years equal to the number of classes, and such term shall expire at the annual meeting held during the final year of the term.

     ARTICLE VII. Voting by Shareholders.

     Section 1. Cumulative Voting. Cumulative voting shall not be allowed in the election of directors of the Corporation and every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has a right to vote.

     Section 2. Denial of Preemptive Rights. No shareholder of the Corporation shall by reasons of his holding shares of any class or series have any preemptive or preferential rights to purchase or subscribe to any shares of any class or series of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class or series now or hereafter to be authorized, whether or not the issuance of any such shares or notes,

debentures, bonds or other securities would adversely affect the dividend or voting rights of such shareholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time, may grant, and at such price as the Board of Directors, in its discretion, may fix; and the Board of

Directors, if otherwise authorized by the provisions of these Amended and

Restated Articles of Incorporation may issue shares of any class or series of the Corporation or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class or series,

without offering any such shares of any class or series either in whole or in part to the existing shareholders of any class or series.

     Section 3. Majority Vote. When, with respect to any action to be taken by the shareholders of the Corporation, the Colorado Business Corporation Act

requires the vote or concurrence of the holders of greater than a majority of the outstanding shares, or of any class or series entitled to vote thereon, any and every such action shall be taken, notwithstanding the requirements of the

Colorado Business Corporation Act, by the affirmative vote or concurrence of the holders of a majority of the outstanding shares, or of any class or series entitled to vote thereon.

     ARTICLE VIII. Right of Directors to Contract with Corporation.

     Section 1. No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors of the Corporation are directors or officers or are financially interested, shall be either void or voidable solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes or approves such contract or transaction or solely because their votes are counted for such purpose if:

                                       3

          A. The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for that purpose without counting the votes or consents of the interested directors;

     or

          B. The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

          C. The contract or transaction is fair and reasonable to the

     Corporation.

     Section 2. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

     ARTICLE IX. Indemnification of Officers, Directors and Others. The Board of

Directors of the Corporation shall have the power to:

     Section 1. Indemnify any director, officer, employee or agent of the

Corporation to the fullest extent permitted by the Colorado Business Corporation

Act as presently existing or as hereafter amended.

     Section 2. Authorize payment of expenses (including attorney's fees)

incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article IX.

     Section 3. Purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the

Corporation would have the power to indemnify him against such liability under the provisions of this Article IX.

     The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, and Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                       4

     ARTICLE X. Corporate Opportunity. The officers, directors and other members of management of this Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The

Board of Directors may reject any business opportunity presented to it and thereafter any officers, directors or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its

Board of Directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the right of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of this Corporation (other than an officer, director or member of management) from any duties which he may have to this Corporation.

     ARTICLE XI. Limitations on Director Liability. To the fullest extent permitted by the Colorado Business Corporation Act as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the

Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, so long as such director acted in good faith.

     ARTICLE XII. Powers and Limitations. The powers and limitations of the

Corporation shall be those set forth by the Colorado Business Corporation Act,

under which this Corporation is formed.

     ARTICLE XIII. Rights to Amend, Alter, Change or Repeal. The Corporation

reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation in the manner now or hereinafter prescribed herein or by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

     The Amended and Restated Articles of Incorporation were adopted by a vote of the shareholders. The number of shares voted for the Amended and Restated to the Articles of Incorporation was sufficient for approval.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 1st day of November, 1999.

                                         /s/ R. David Preston

                                         -----------------------------------

                                         R. David Preston, President

                                       5

Mail to: Secretary of State

Corporations Section       For office use only 001

Please include a typed     1560 Broadway, Suite 200

self-addressed envelope       Denver, CO  80202   Filed - Customer Copy

                               (303) 894-2251     Donetta Davidson

MUST BY TYPED                Fax (303) 894-2242   Colorado Secretary of State

FILING FEE: $50.00                                          19991161284 C

MUST SUBMIT TWO COPIES                                          $65.00

                                                          SECRETARY OF STATE

                                                          08-27-1999 10:47:39

                           ARTICLES OF INCORPORATION

Corporation Name - CELEBRITY SPORTS NETWORK, INC.

Principal Business Address - 2119 ARAPAHOE STREET, GOLDEN, CO  80401

Cumulative voting share of stock is authorized. Yes[ ]  No [X]

If duration is less than perpetual enter number of years _____

Preemptive rights are granted to shareholder. Yes[ ]  No [X]

Stock information:

Stock Class - COMMON    - Authorized Shares - 50,000,000 - Par Value - .001

Stock Class - PREFERRED - Authorized Shares - 10,000,000 - Par Value - .001

The name of the initial registered agent and the address of the registered office is:

Last Name - PRESTON - First & Middle Name - RICHARD DAVID

Street Address - 2119 ARAPAHOE STREET, GOLDEN, CO  80401

  The undersigned consents to the appointment as the initial registered agent.

Signature of Registered Agent - /s/ R. David Preston

These articles are to have a delayed effective date of:

Incorporators: Names and addresses:

NAME                            ADDRESS

----                            -------

SCOTT THORNOCK                  1422 DELGANY STREET, #12, DENVER, 80202

ROBBIN MINKEL                   6776 SALVIA COURT, ARVADA, CO  80007

Incorporators who are natural persons must be 18 years or more. The undersigned,

acting as incorporator(s) of a corporation under the Colorado Business

Corporation Act, adopt the above Articles of Incorporation.

Signature: /s/ Scott Thornock           Signature: /s/ Robbin Minkel